EXHIBIT 99.1

For Immediate Release

April 15, 2004

EQUITEX ANNOUNCES MERGER OF SUBSIDIARY CHEX SERVICES WITH SEVEN VENTURES, INC.

Transaction to Result in Chex Services Becoming Publicly Traded Company

Englewood, Colorado and West Palm Beach, Florida - Equitex, Inc. (NASDAQ: EQTX) (the "Company") announced today that it has executed a definitive agreement with Seven Ventures, Inc. (OTC/BB: SVVI) to merge its wholly-owned subsidiary, Chex Services, Inc., into a wholly-owned subsidiary of Seven Ventures. Under the terms of the merger agreement, Equitex will exchange 100% of its equity ownership in Chex Services for 7,700,000 shares representing 93% of Seven Ventures outstanding common stock following the transaction. As a result, Chex Services will become a wholly-owned subsidiary of Seven Ventures, a publicly traded company.

At closing, which is anticipated to occur in mid-May pending fulfillment of certain conditions, a bridge loan will be consummated with MBC Global or its affiliates whereby Seven Ventures will receive $400,000 through the issuance of a convertible promissory note. The promissory note will be convertible into 4,000,000 shares of Seven Ventures common stock in stages under certain criteria, including but not limited to: the execution and delivery of an Advisory Agreement between Seven Ventures and MBC Global; the delivery to Seven Ventures of a list of potential suitable merger or acquisition candidates; and the execution of a significant acquisition with a target entity introduced to the company by MBC Global. MBC Global is an international merchant bank with principal offices in Chicago, Illinois.

Seven Ventures is a publicly traded company that will have no business operations at the time of closing.

Equitex, Inc. is a holding company operating through its wholly owned subsidiary Chex Services of Minnetonka, Minnesota, as well as its majority owned subsidiary Denaris Corporation. Chex Services provides comprehensive cash access services to casinos and other gaming facilities. Denaris was formed to provide stored value card services.

The statements included in this press release concerning predictions of economic performance and management's plans and objectives constitute forward- looking statements made pursuant to the safe harbor provisions of Section 21E of the Securities Exchange Act of 1934, as amended, and Section 27A of the Securities Act of 1933, as amended. These statements involve risks and uncertainties that could cause actual results to differ materially from the forward-looking statements. Factors which could cause or contribute to such differences include, but are not limited to, factors detailed in Equitex's Securities and Exchange Commission filings; completion of due diligence, shareholder approval, regulatory approvals and certain other pre-closing conditions for all incomplete merger or acquisition transactions; economic downturns affecting the operations of Equitex its subsidiaries or companies proposed for merger or acquisition; the loss of contracts or failure to acquire new contracts; success of any legal actions; failure to successfully implement newly developed product lines including projected increases in revenues or earnings; the termination of previously announced acquisitions; delays or the inability to obtain regulatory approvals for previously announced acquisitions; the inability to initiate or complete any contemplated restructuring, offering, acquisition, disposition or other transaction; adverse financial performance by Equitex or any of its subsidiaries; failure to obtain or maintain regulatory approval for products and services offered by Equitex or its subsidiaries; adverse equity market conditions and declines in the value of Equitex common stock; and the unavailability of financing to complete management's plans and objectives. The forward-looking statements contained in this press release speak only as of the date hereof and Equitex disclaims any intent or obligation to update these forward-looking statements.

For Further Information Contact:
Thomas B. Olson, Secretary
(303) 796-8940